[SYBRON LOGO]                                                       EXHIBIT 99.1


                                  NEWS RELEASE
--------------------------------------------------------------------------------
                                                       411 East Wisconsin Avenue
                                                            Milwaukee, WI  53202
                                                                  (414) 274-6600

FOR IMMEDIATE RELEASE                 Contacts: Sybron International Corporation

                                                d/b/a Apogent Technologies

                                                Milwaukee, WI:

                                                Dennis Brown
                                                Phone:  (414) 274-6600
                                                Portsmouth, NH:

                                                Jeffrey C. Leathe
                                                Phone:  (800) 327-9970

                                                Sybron Dental Specialties, Inc.

                                                Gregory D. Waller
                                                Phone:  (714) 516-7400

                        SYBRON INTERNATIONAL CORPORATION
                            ANNOUNCES SPIN-OFF UPDATE

MILWAUKEE (November 8, 2000). Sybron International Corporation (NYSE:SYB) announced today that it has declared a pro rata distribution (or spin-off) to its shareholders of the common stock and related preferred stock purchase rights of Sybron Dental Specialties, Inc. (the "Distribution"). Shareholders of record as of November 30, 2000, will receive one share of Sybron Dental Specialties, Inc. ("SDS") common stock for every three shares of Sybron International common stock they own. SDS share certificates will be mailed beginning December 11, 2000.

With respect to the separate financing of Sybron International and SDS, each company has executed a commitment letter with its lead lender, each of which has committed to provide a certain level of financing and to exercise its best efforts to obtain additional commitments from other lenders to provide the balance of the required financing. Each of the commitment letters from the lead lenders to Sybron International and SDS is subject to customary lending conditions. Accordingly, the Distribution is subject to satisfactory completion of all required financing arrangements, including the related syndication process and the negotiation and execution of definitive financing agreements.

SDS's common stock will be listed on the New York Stock Exchange under the symbol "SYD."

                                   (Continued)

Page Two
November 8, 2000

The Company will now be proceeding to complete the spin-off of SDS on December 11, 2000 and is able to provide the following additional information related to that event.

BUSINESS NAMES AND TICKER SYMBOLS

As previously announced, Sybron International intends to change its name to "Apogent Technologies Inc." at its first annual meeting of shareholders after the Distribution. However, it will begin doing business as "Apogent Technologies" as soon as its stock begins trading separately from SDS stock. At that time, Sybron International stock will begin to trade on the New York Stock Exchange under the symbol "AOT."

ORGANIZATION

Several important organizational changes are being made in connection with the spin-off. The officers of Sybron Dental Specialties include the following:

                                  SDS Officers
                                  ------------

Chairman of the Board                                     Kenneth F. Yontz
President & Chief Executive Officer                       Floyd W. Pickrell, Jr.
Vice President - Finance, Chief Financial
  Officer & Treasurer                                     Gregory D. Waller
Vice President - General Counsel &
  Secretary                                               Stephen J. Tomassi


SDS will be headquartered in Orange, California.

Effective with the spin-off on December 11, the officers of Sybron International, doing business as Apogent Technologies, will include the following:

                                Apogent Officers
                                ----------------

Chairman of the Board                                     Kenneth F. Yontz
President & Chief Executive Officer                       Frank H. Jellinek, Jr.
Executive Vice President - Finance,
Chief Financial Officer & Treasurer                       Jeffrey C. Leathe
Executive Vice President - General
Counsel & Secretary                                       Michael K. Bresson

Frank Jellinek will also join the Apogent board effective with the spin-off.

                                   (Continued)

Page Three
November 8, 2000

Mr. Yontz will step down as President and Chief Executive Officer of Sybron International d/b/a Apogent Technologies when the spin-off is effective. Additionally, at that time Dennis Brown and Jeff Harris will step down as Chief Financial Officer and General Counsel, respectively. Mr. Brown will assume other financial responsibilities within the Company, reporting to the Board of Directors. He has also been appointed as a director of SDS. Mr. Harris will become of counsel to the Company and will also report to the Board of Directors.

Apogent will be headquartered in Portsmouth, New Hampshire. Mr. Yontz, who will remain as Chairman, will maintain an office in Milwaukee, along with Messrs. Brown and Harris. The remaining corporate functions of Sybron International in Milwaukee will be phased out and transferred to Portsmouth over the next several months.

FINANCIAL DATA

In conjunction with the Distribution, pro forma financial data have been updated to reflect the latest information and are included in the latest 8-K and Form 10 filings. Attached are updated summaries of unaudited pro forma combined financial data for Apogent and SDS incorporating revised interest expense levels.

For planning purposes, management of Apogent expects earnings growth in the future to approximate 15 percent a year, excluding potential acquisitions, and Sybron Dental Specialties anticipates earnings growth to approximate 10 percent a year, excluding potential acquisitions.

Budgets for fiscal 2001 show a calendarization of the year's expected earnings to be as follows:

                                               Apogent                     SDS
                                               -------                     ---
Quarter 1                                        20.5%                     20.0%
Quarter 2                                        26.0%                     28.0%
Quarter 3                                        26.5%                     23.0%
Quarter 4                                        27.0%                     29.0%
                                                ------                    ------
                                                100.0%                    100.0%
                                                ======                    ======



                                   (Continued)

Page Four
November 8, 2000


FINANCING

Chase Manhattan Bank is acting as lead bank on behalf of Apogent. The Apogent credit facility is expected to bear interest at an initial rate of LIBOR plus
1.25 percent.

ABN AMRO Bank N.V. is acting as lead bank on behalf of SDS. The SDS credit facility is expected to be in two tranches bearing interest at LIBOR plus 2.75 percent and LIBOR plus 3.75 percent.

Interest expense in the attached pro forma financial summaries has been updated to reflect these rates.

SHAREHOLDER RIGHTS PLAN

The Company also announced that its Board of Directors adopted, subject to completion of the Distribution, a Rights Agreement in which Rights will be distributed as a dividend at the rate of one Right for each share of common stock, par value $.01 per share, of the Company held by shareholders of record as of the close of business on December 12, 2000, the day after the Distribution.

The Rights Agreement was not adopted in response to any effort to acquire control of the Company. The Rights Agreement, however, is designed to deter coercive takeover tactics including the accumulation of shares in the open market or through private transactions and to prevent an acquirer from gaining control of the Company without offering a fair and adequate price to all of the Company's shareholders. The Rights will expire on December 12, 2010.

Each Right initially will entitle shareholders to buy one one-hundredth of a share of a series of preferred stock for $140. The Rights generally will be exercisable only if a person or group acquires beneficial ownership of 15 percent or more of the Company's common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own
15 percent or more of the Company's common stock.

A copy of the Rights Agreement will be filed with the Securities and Exchange Commission shortly after the Distribution.

CONFERENCE CALL

The Company will host a conference call on Friday, November 10, at 9:00 a.m. Central Time to go over this information and respond to questions.

                                   (Continued)

Page Five
November 8, 2000

The dial-in number for the call will be (800) 621-5170 for domestic callers and
(212) 346-6390 for international callers. A replay will be offered beginning at noon Central Time on Friday, November 10, and ending at 6:00 p.m. Central Time on Monday, November 13. The replay can be accessed by dialing (800) 633-8284 for domestic callers and (858) 812-6440 for international callers; the passcode will be 16911835.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements, including statements concerning the Company's and SDS's expected earnings growth and the expected calendarization of their earnings. These and other statements that relate to future results and events are based on the Company's and SDS's current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including the level of demand for the Company's and SDS's products; interest rates; currency fluctuations; distributor and OEM inventory management; the intensity of competition; and the availability, cost and timing of acquisitions. These and other factors affecting the Company's and SDS's business and prospects are discussed in the Company's periodic filings with the Securities and Exchange Commission.

Sybron International Corporation's subsidiaries design, manufacture and market laboratory products for the life science industry and professional dental consumable products worldwide. Products of Sybron Laboratory Products Corporation include Erie Scientific laboratory glass micro-arrays, specialty slides and other diagnostic products, Matrix, Robbins and Molecular BioProducts high throughput screening products, Microgenics drug diagnostic products, Nalge Nunc International reusable and disposable multi-well plates and plastic labware, Richard-Allan histology systems, and Barnstead|Thermolyne precision heating and stirring apparatus, and water purification systems for laboratories. Products of Sybron Dental Specialties include Ormco and "A" Company orthodontic products and Kerr dental materials.

                                  * * * * * * *

                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                             In Thousands of Dollars

                          Fiscal                                                                Fiscal
                         Q-1 2000                      Pro                                     Q-1 2000                       Pro
SDS                     Historical      Adjs.         Forma             Apogent               Historical        Adjs.        Forma
---                     ----------     -------       -------            -------               ----------        ----         -----
Net Sales                 93,364                      93,364            Net Sales              204,883                      204,883
Cost of Sales             39,265                      39,265            Cost of Sales          104,792                      104,792
                          ------       ------         ------                                   -------          ---         -------
Gross Profit              54,099                      54,099            Gross Profit           100,091                      100,091
SG&A Expense              31,505          495         32,000            SG&A Expense            54,000                       54,000
                          ------       ------         ------                                   -------          ---         -------
Operating Income          22,594         (495)        22,099            Operating Income        46,091                       46,091
Interest (Expense)        (6,011)      (3,835)        (9,846)           Interest (Expense)     (11,912)         140         (11,772)
Other (Expense)              132         (372)          (240)           Other (Expense)           (354)         161            (193)
                          ------       ------         ------                                   -------          ---         -------
Inc. Before Tax           16,715       (4,702)        12,013            Inc. Before Tax         33,825          301          34,126
Taxes                      6,752       (1,904)         4,848            Taxes                   13,364          120          13,484
                          ------       ------         ------                                   -------          ---         -------
Net Income                 9,963       (2,798)         7,165            Net Income              20,461          181          20,642
                          ======       ======         ======                                   =======          ===         =======


                          Fiscal                                                                Fiscal
                         Q-2 2000                      Pro                                     Q-2 2000                       Pro
SDS                     Historical      Adjs.         Forma             Apogent               Historical        Adjs.        Forma
---                     ----------     -------       -------            -------               ----------        ----         -----
Net Sales                108,315                     108,315            Net Sales              218,074                      218,074
Cost of Sales             44,605                      44,605            Cost of Sales          110,909                      110,909
                          ------       ------         ------                                   -------          ---         -------
Gross Profit              63,710                      63,710            Gross Profit           107,165                      107,165
SG&A Expense              34,897         319          35,216            SG&A Expense            54,204                       54,204
                          ------       ------         ------                                   -------          ---         -------
Operating Income          28,813         (319)        28,494            Operating Income        52,961                       52,961
Interest (Expense)        (6,276)      (3,448)        (9,724)           Interest (Expense)     (11,983)        (263)        (12,246)
Other (Expense)              339         (344)            (5)           Other (Expense)            260          135             395
                          ------       ------         ------                                   -------          ---         -------
Inc. Before Tax           22,876       (4,111)        18,765            Inc. Before Tax         41,238         (128)         41,110
Taxes                      9,241       (1,665)         7,576            Taxes                   15,898          (51)         15,847
                          ------       ------         ------                                   -------         ----         -------
Net Income                13,635       (2,446)        11,189            Net Income              25,340          (77)         25,263
                          ======       ======         ======                                   =======         ====         =======


                          Fiscal                                                                Fiscal
                         Q-3 2000                      Pro                                     Q-3 2000                       Pro
SDS                     Historical      Adjs.         Forma             Apogent               Historical        Adjs.        Forma
---                     ----------     -------       -------            -------               ----------        ----         -----
Net Sales                104,986                     104,986            Net Sales              212,029                      212,029
Cost of Sales             44,343                      44,343            Cost of Sales          106,620                      106,620
                          ------       ------         ------                                   -------         ----         -------
Gross Profit              60,643                      60,643            Gross Profit           105,409                      105,409
SG&A Expense              35,336        1,125         36,461            SG&A Expense            54,229                       54,229
                          ------       ------         ------                                   -------         ----         -------
Operating Income          25,307       (1,125)        24,182            Operating Income        51,180                       51,180
Interest (Expense)        (6,513)      (3,206)        (9,719)           Interest (Expense)     (12,256)         180         (12,076)
Other (Expense)              123         (310)          (187)           Other (Expense)            309          103             412
                          ------       ------         ------                                   -------         ----         -------
Inc. Before Tax           18,917       (4,641)        14,276            Inc. Before Tax         39,233          283          39,516
Taxes                      7,642       (1,880)         5,762            Taxes                   15,290          113          15,403
                          ------       ------         ------                                   -------         ----         -------
Net Income                11,275       (2,761)         8,514            Net Income              23,943          170          24,113
                          ======       ======         ======                                   =======         ====         =======


*The pro forma adjustments for Sybron International (Apogent) and SDS are based on various assumptions, which may be subject to change, including the following:

                                   (Continued)

o Interest rates for Sybron International (Apogent) excluding SDS were assumed to be 8.1 percent. Actual rates ultimately paid by Sybron International may be different and will depend upon a number of factors. These factors include market conditions at the time of the spin-off of SDS and thereafter, Sybron International's credit profile and Sybron International's financial performance. A change in the borrowing rate of 10 percent from the estimated pro forma rate of 8.1 percent would result in an annual change in income before income taxes and net income of $4.8 million and $2.9 million, respectively.


o We expect SDS to pay interest at the Eurodollar rate plus 2.75 percent on up to $300 million and the Eurodollar rate plus 3.75 percent on $150 million. For purposes of the pro forma calculations, we used a weighted average interest rate at SDS of 9.9 percent (the Eurodollar rate + 3.15 percent). The Eurodollar rate was assumed to be 6.8 percent for all presented periods. Actual rates ultimately paid by SDS will depend upon a number of factors, including market conditions at the time of the spin-off of SDS, SDS's credit profile and SDS's financial performance. A change in the borrowing rate of 10 percent from the estimated pro forma rate of 9.9 percent would result in an annual change in income before income taxes and net income of $3.7 million and $2.2 million, respectively.

                                  * * * * * * *